Exhibit 99.2

Exhibit 99.2

Investor Presentation

2014 Second Quarter Earnings

July 31, 2014

Forward-looking Statements

When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase and assumption agreement for the Company’s pending acquisition of selected assets and liabilities from Banco Popular (“BPOP”); (ii) the outcome of any legal proceedings that may be instituted against the Company or BPOP; (iii) the inability to complete the BPOP transaction due to the failure to satisfy such transaction’s conditions to completion, including the receipt of regulatory approvals; (iv) risks that the proposed BPOP transaction, or the Company’s recently completed acquisitions, including the acquisitions of The Private Bank of California, CS Financial, Inc., and The Palisades Group, may disrupt current plans and operations, the potential difficulties in customer and employee retention as a result of those transactions and the amount of the costs, fees, expenses and charges related to those transactions; (v) the credit risks of lending activities, which may be affected by further deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves; (vi) the quality and composition of our securities and loan portfolios; (vii) changes in general economic conditions, either nationally or in our market areas; (viii) continuation of the historically low short-term interest rate environment, changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (ix) fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (x) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (xi) legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules; (xii) our ability to control operating costs and expenses; (xiii) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xiv) errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation; (xv) the network and computer systems on which we depend could fail or experience a security breach; (xvi) our ability to attract and retain key members of our senior management team; (xvii) costs and effects of litigation, including settlements and judgments; (xviii) increased competitive pressures among financial services companies; (xix) changes in consumer spending, borrowing and saving habits; (xx) adverse changes in the securities markets; (xxi) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xxii) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xxiii) inability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxv) war or terrorist activities; and (xxvi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and we undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

2014 Second Quarter Highlights

Net income of $8.1 million

Net Income Net income available to common shareholders of $7.2 million, or $0.27 per diluted share

Return on average assets of 0.8%

Return on tangible common equity (ROTCE) of 12.0%

Loan and

Total loan balances increased by $301 million, or 9% from the prior quarter

Deposit

Total deposits increased by $238 million to $3.3 billion, or 8% from the prior quarter

Balances

Net Interest Net interest income increased by $390 thousand from the prior quarter

Income Net interest margin for the second quarter was 3.70%

Noninterest income for the second quarter was $35.4 million, an increase of $10.1

Noninterest million compared to the first quarter

Income Mortgage banking gain on sale margin expanded to 3.25% for the second quarter,

compared to 2.96% for the first quarter

Tier 1 Risk-Based Capital Ratio of 14.1%

Capital Tier 1 Leverage Ratio of 9.9%

Tangible Common Equity to Tangible Assets (TCE/TA) of 7.3%

Income Statement

($ in millions except per share data)

1Q 2014 2Q 2014

Net Interest Income $35.2 $35.6

Noninterest Income $25.3 $35.4

Total Revenue $60.5 $70.9

Expenses $(57.8) $(60.5)

Pre-Tax, Pre-Provision Income $2.7 $10.5

Provision $(1.9) $(2.1)

Pre-Tax Income $0.8 $8.4

Taxes n/a $(0.3)

Net Income $0.8 $8.1

Preferred Dividends $(0.9) $(0.9)

Net Income Available to Common $(0.2) $7.2

Diluted Earnings Per Share $(0.01) $0.27

ROAA 0.1% 0.8%

ROTCE 0.9% 12.0%

* Figures may not foot due to rounding

Net Interest Income

Net Interest Income

($ in millions)

$21.6

$26.9

$33.3

$35.2

$35.6

2Q 2013

3Q 2013

4Q 2013

1Q 2014

2Q 2014

Net interest income increased by $390 thousand from the first quarter

Average interest-earning assets increased by $291 million, or 8% from the first quarter Average cost of interest-bearing liabilities declined by 3 bps to 1.02% Average deposit cost of 0.74%, down 3 bps from the first quarter

Noninterest Income

Noninterest Income

($ in millions)

$26.1

$5.8

$20.3

2Q 2013

$18.2

$2.0

$16.2

3Q 2013

$34.5

$12.1

$7.4

$15.0

4Q 2013

$25.3

$8.0

$17.3

1Q 2014

$35.4

$9.2

2Q 2014

Mortgage Banking

All Other

Branch Sale

Mortgage banking revenue was $26.1 million for the second quarter, an increase of $8.8 million compared to the prior quarter

2Q mortgage banking gain on sale rate of 3.25%, up from 2.96% at Q1

$26.1

Noninterest Expenses

Noninterest Expense

($ in millions)

$52.3

$8.8

$43.5

$57.2

$11.3

$46.0

$57.8

$8.7

$49.1

$60.5

$12.3

$48.2

Number of Employees

(Headcount)

1,318 431 887 1,384 418 966 1,217 429

788

1,220

471

749

3Q 2013

4Q 2013

1Q 2014

2Q 2014

Fixed

Volume-Related 1

3Q 2013

4Q 2013

1Q 2014

2Q 2014

Residential Lending 2

Bank / TPG / HoldCo

Non volume-related expenses fell by $0.9 million during Q2 as asset growth continued

Volume-related expenses1 increased by $3.6 million in Q2 due to strong loan production

Employee count stable from Q1, with Residential Lending employee count down 217, or 23%, year to date

1 Includes commissions, bonus and loan-related expenses;

2 Includes Banc Home Loans, CS Financial, RenovationReady, Portfolio and Warehouse Lending

Balance Sheet

($ in millions, period ending balances)

1Q 2014 2Q 2014

Cash and All Deposits in Financial Institutions $335 $260

Securities $108 $233

Loans Held for Sale $1,000 $1,096

Loans Held for Investment $2,397 $2,602

ALLL $(20) $(23)

All Other Assets $210 $218

Total Assets $4,031 $4,387

Deposits $3,109 $3,347

FHLB Advances / Fed Funds Purchased $465 $450

Notes Payable $82 $96

All Other Liabilities $49 $53

Total Liabilities $3,705 $3,947

Equity $325 $439

Total Liabilities and Equity $4,031 $4,387

* Figures may not foot due to rounding

Organic Loan Growth

Total Loans (HFS/HFI)

($ in billions)

$1.9

$3.0

$3.2

$3.4

$3.7

2Q 2013

3Q 2013

4Q 2013

1Q 2014

2Q 2014

Loan Growth (HFI)1

2Q14 vs. 1Q14 ($ in millions)

C&I/SBA/Leases

Multifamily

Residential

Other Consumer

CRE / Construction

$81

$79

$54

$11

($19)

Gross loan balances +$301 million compared to Q1 (+9% QoQ)

Strength across multiple commercial lending categories including C&I, SBA and Multifamily

LHFI mix continues to migrate to higher commercial composition

* All Balances June 30, 2014 Period-End

1 Excludes loans held for sale

Deposit Portfolio

Total Deposits

($ in billions)

Branch Sale $463mln

$2.1

$2.8

$2.9

$3.1

$3.3

2Q 2013

3Q 2013

4Q 2013

1Q 2014

2Q 2014

Deposit balances +$238 million compared to Q1 (+8% QoQ)

Money market balances increased by $116 million from the first quarter

Focused on continued growth of core deposit portfolios

Opened new branch location in Fullerton, CA during Q2

* All Balances June 30, 2014 Period-End

Strong Capital Position

4Q 2013 1Q 2014 2Q 2014

Banc of California, Inc.

Tangible common equity to tangible assets 5.7% 5.1% 7.3%

Tier 1 leverage ratio 8.0% 7.6% 9.9%

Tangible book value per share1 $10.06 $9.94 $11.45

Banc of California, N.A.

Tier 1 leverage ratio 9.6% 9.4% 9.7%

Tier 1 risk based capital ratio 13.6% 13.5% 13.8%

Total risk based capital ratio 14.7% 14.5% 14.9%

1 Tangible book value per share adjusted for TEU conversion equates to $9.66.

Represents the effect on TBV/share if all outstanding TEUs were converted to common shares at June 30, 2014

Asset Quality

4Q 2013 1Q 2014 2Q 2014

($ in millions unless otherwise noted)

Total Loans (HFI / HFS) $3.2 billion $3.4 billion $3.7 billion

ALLL ($) $18.8 $20.0 $22.6

Non-performing Loans $31.6 $32.4 $41.6

NPLs / Loans 1.29% 1.35% 1.60%

NPAs / Assets 0.87% 0.81% 0.96%

Net Charge Offs (recoveries) $0.7 $(0.2) $(0.3)

Provision for Loan Losses $1.8 $1.9 $2.1

ALLL & Discount / Loans 6.99% 6.32% 5.65%